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                                                                  EXHIBIT (a)(4)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                (INCLUDING THE ASSOCIATED STOCK PURCHASE RIGHTS)
                                       OF

                                 GRIST MILL CO.
                                       AT

                              $14.50 NET PER SHARE
                                       BY

                         IHF/GM ACQUISITION CORPORATION
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                         INTERNATIONAL HOME FOODS, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, APRIL 13, 1998, UNLESS THE OFFER IS EXTENDED.

                                                                  March 17, 1998

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     We have been appointed by IHF/GM Acquisition Corporation, a Delaware corporation ("Purchaser"), a direct wholly owned subsidiary of IHF/GM Holding Corporation, a Delaware corporation ("Parent"), and an indirect wholly owned subsidiary of International Home Foods, Inc., a Delaware corporation ("IHF"), to act as Dealer Manager in connection with Purchaser's offer to purchase all of the outstanding shares of common stock ("Common Stock"), par value $0.10 per share, including the associated stock purchase rights (the "Rights", and together with the shares of Common Stock, the "Shares"), of Grist Mill Co., a Delaware corporation (the "Company"), at a purchase price of $14.50 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 17, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal enclosed herewith (which, together with any amendments or supplements thereto, collectively constitute the "Offer").

Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

          1. Offer to Purchase, dated March 17, 1998.

          2. The Letter of Transmittal to tender Shares is for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender Shares.

          3. A letter to Stockholders from Glen S. Bolander, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company and mailed to Stockholders.

          4. The Notice of Guaranteed Delivery for Shares to be used to accept the Offer if neither of the two procedures for tendering Shares set forth in the Offer to Purchase can be completed on a timely basis.

          5. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

          6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

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     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares in your name or in the name of your nominee.

YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, APRIL 13, 1998, UNLESS THE OFFER IS EXTENDED.

     Please note the following:

          1. The offer price is $14.50 per Share, net to the seller in cash.

          2. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which would represent, on a fully-diluted basis, at least a majority of the outstanding Shares. See "Introduction," "Terms of the Offer" and "Certain Conditions of the Offer" in the Offer to Purchase.

          3. The Offer is being made for all outstanding Shares.

          4. Tendering Stockholders will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Depositary or the Information Agent (as defined in the Offer to Purchase) or, except as set forth in Instruction 6 to the Letter of Transmittal, transfer taxes on the sale of Shares pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 10 of, and "IMPORTANT TAX INFORMATION" in, the Letter of Transmittal.

          5. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Monday, April 13, 1998, unless extended. See "Terms of Offer" in the Offer to Purchase.

          6. The Board of Directors of the Company has unanimously (A) determined that each of the Transaction Documents (as defined in the Offer to Purchase) and the transactions contemplated thereby, including the Offer and the Merger (as defined in the Offer to Purchase), is fair to and in the best interests of the Company and the holders of shares of Common Stock,
     (B) approved the execution, delivery and performance of the Transaction Documents (as defined in the Offer to Purchase) and the consummation of the transactions contemplated thereby, including the Offer and the Merger, such approval constituting approval thereof for purposes of Section 203 of the Delaware General Corporate Law, as amended, and (C) recommended acceptance of the Offer, and, if required, adoption of the Merger Agreement by the holders of shares of Common Stock.

          7. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for, or a Book-Entry Confirmation (as defined under "Procedure for Tendering Shares -- Book-Entry Transfer" in the Offer to Purchase) with respect to, such Shares and a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with all required signature guarantees, or in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase), and all other documents required by the Letter of Transmittal. See "Procedures for Tendering Shares" in the Offer to Purchase.

     For Shares to be validly tendered pursuant to the Offer, either (a) a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with all required signature guarantees, or in the case of a book-entry transfer, an Agent's Message, and all other documents required by the Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the back cover of the Offer to Purchase prior to the Expiration Date (as defined in the Offer to Purchase) and either (i) certificates representing such tendered Shares must be received by the Depositary at one of such addresses prior to the Expiration Date or (ii) such Shares must be delivered pursuant to the procedures for book-entry transfer set forth in the Offer to Purchase and a Book-Entry Confirmation (as defined in the Offer to Purchase) must be received by the Depositary prior to the Expiration Date or (b) the tendering stockholder must comply with the guaranteed delivery procedures set forth in the Offer to Purchase. No alternative, conditional or contingent

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tenders will be accepted. If a Stockholder desires to tender Shares pursuant to the Offer and such Stockholder's certificates for such Shares are not immediately available or the procedures for book-entry transfer set forth in the Offer to Purchase cannot be completed on a timely basis or time will not permit all required documents to reach ChaseMellon Shareholder Services, L.L.C. (the "Depositary") prior to the Expiration Date, such Shares may nevertheless be tendered according to the guaranteed delivery procedures under "Procedure for Tendering Shares -- Guaranteed Delivery" in the Offer to Purchase.

     Purchaser will not pay any fees or commissions to any broker, dealer or other persons for soliciting tenders of Shares pursuant to the Offer (other than the Dealer Manager, the Depositary and the Information Agent as described in the Offer to Purchase). Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed tender offer materials to your clients. Purchaser will pay or cause to be paid any transfer taxes payable on the sale of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Offer should be addressed to Chase Securities Inc., the Dealer Manager for the Offer, at 270 Park Avenue, New York, New York 10017, or MacKenzie Partners, Inc., the Information Agent for the Offer at 156 Fifth Avenue, New York, New York 10010, (212) 929-5500 (call collect) or (800) 322-2885.

     Requests for additional copies of the enclosed tender offer materials may be directed to the Information Agent at the above address and telephone number.

                                            Very truly yours,

                                            Chase Securities Inc.,
                                              as Dealer Manager
                                            270 Park Avenue
                                            New York, New York 10017
                                            (212) 270-4867 (Call Collect)

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF PURCHASER, PARENT, IHF, THE COMPANY, THE DEPOSITARY, THE INFORMATION AGENT, THE DEALER MANAGER OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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